UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 21, 2006
EPIX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21863	04-3030815

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Maguire Road, Lexington, Massachusetts	02421

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (781) 372-3260
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure.
     On September 21, 2006, EPIX Pharmaceuticals, Inc. (the “Company”) issued a press release announcing the results of its Phase III clinical trial of PRX-00023 for generalized anxiety order and depression. A copy of the press release is being furnished as Exhibit 99.1 to this Report on Form 8-K.
     This Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as explicitly set forth by specific reference in such filing.
Item 8.01      Other Events
     On September 21, 2006, the Company announced that the results from its Phase III clinical trial of PRX-00023, a 5-HT1A agonist demonstrate that PRX-00023 did not achieve a statistically significant improvement over placebo for the primary endpoint with respect to generalized anxiety disorder. The trial was statistically designed to evaluate the efficacy of PRX-00023 as measured by the change from baseline in the Hamilton Rating Scale for Anxiety (“HAM-A”) in comparison with placebo.
     The Phase III trial was a double-blind, placebo-controlled, multi-center study with approximately 310 patients with moderate-to-severe generalized anxiety disorder. The trial included 25 sites in the United States. Patients were randomized equally into one of two arms: placebo or treatment with PRX-00023 where patients received a dose of 40 mg once daily for three days followed by 80 mg once daily for the remainder of the study. The primary objective in this trial was to evaluate the efficacy of PRX-00023 as measured by the change from baseline in the HAM-A scale in comparison with placebo after 8 weeks, with additional evaluations of HAM-A at weeks 2, 4 and 6. Safety and tolerability of PRX-00023 was also assessed, as was the effect of the drug candidate on symptoms of depression using the Montgomery Asberg Depression Rating Scale (“MADRS”).
     The data from the Phase III trial showed a statistically significant improvement from baseline in the MADRS, which measures symptoms of depression, compared to placebo, which was a secondary endpoint of the trial. A preliminary review has indicated that PRX-00023 was well tolerated and there was a low rate of discontinuation in the study due to adverse events.
Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits:

99.1	Press Release issued by the Company on September 21, 2006, furnished herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPIX PHARMACEUTICALS, INC.
Dated: September 21, 2006	By:	/s/ Kimberlee Drapkin
		Name:	Kimberlee Drapkin
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by the Company on September 21, 2006, furnished herewith.